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                                                                       Exhibit R


                   SUPPLEMENTAL REGISTRATION RIGHTS INSTRUMENT


                  SUPPLEMENTAL REGISTRATION RIGHTS INSTRUMENT, dated as of June 19, 2000 (the "Supplemental Instrument").

                  WHEREAS, The Goldman Sachs Group, Inc., a Delaware corporation (the "Company"), has entered into a Registration Rights Instrument, dated as of December 10, 1999 (the "Registration Rights Instrument") (attached as Annex A hereto);

                  WHEREAS, shares of Common Stock will be issued to certain managing directors of the Company (the "EMDs") pursuant to awards granted by the Company in connection with its initial public offering (such shares of Common Stock, the "Shares"); and

                  WHEREAS, pursuant to Section 1 of the Registration Rights Instrument, the Company has registered the Shares under the Securities Act of 1933 (the "Securities Act") for resale by the EMDs;

                  NOW THEREFORE, the Company undertakes as follows:

1.       Definitions.

         (a) Unless otherwise defined herein, all capitalized and undefined terms shall have the meanings assigned to them in the Registration Rights Instrument.

         (b) The following terms shall have the following meanings for the purposes of both this Supplemental Instrument and the Registration Rights
Instrument:

                  "Participating Holder" means each EMD who sells Shares pursuant to the Registration Statement.

                  "Participating Stock" means the Shares.

                  "Prospectus" means the prospectus included in the Registration Statement (as defined below), as amended from time to time.

                  "Registration Statement" means the Company's Registration Statement on Form S-8 (File No. 333-80839) registering the Shares for resale by the EMDs.

                  "Request Registration" means the registration of Shares for resale by the EMDs and the distribution of the Shares by the EMDs in a manner contemplated by the Prospectus.
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         2. Supplements and Modifications. With respect to the Request
Registration contemplated by this Supplemental Instrument, the Registration Rights Instrument is hereby supplemented, modified and superseded as follows:

         (a) The expense reimbursement provisions of Section 2 of the Registration Rights Instrument shall apply to the distribution of the Shares in the manner contemplated by the Prospectus.

         (b) The indemnification and contribution provisions of Section 3 of the Registration Rights Instrument shall apply to the distribution of the Shares in the manner contemplated by the Prospectus.

         (c) No Participating Holder shall be obligated to provide indemnification or contribution to the Company as provided in Sections 3(b) and 3(d) of the Registration Rights Instrument; and no Participating Holder has provided any information to the Company for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement thereto.

         (d) The provisions of Section 1 of the Registration Rights Instrument shall not impose or be deemed to impose any obligations on the Company or any Participating Holder. Each Participating Holder shall be entitled to the benefits of Sections 2 and 3 of the Registration Rights Instrument, as supplemented, modified and superseded by this Supplemental Instrument.

         3. Parties in Interest. The Participating Holders may not transfer or assign their rights under this Supplemental Instrument or the Registration Rights Instrument, and any attempted transfer or assignment in violation of this
Section 3 shall be null and void.


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                  IN WITNESS WHEREOF, the Company has executed and delivered this Supplemental Instrument as of the date above written.

                                            THE GOLDMAN SACHS GROUP, INC.


                                            By:  /s/ Esta E. Stecher
                                                 -------------------------------
                                                 Name:  Esta E. Stecher
                                                 Title:    Authorized Person


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